Exhibit 10.1
INDEPENDENT CONTRACTOR AGREEMENT
          This Independent Contractor Agreement (the “Agreement”) is entered into this 1st day of February, 2007 (“Effective Date”), by and between L’Atelier, a California Limited Partnership (“Contractor”), and Guru Denim, Inc., a California corporation (the “Company”), with respect to the following facts:
RECITALS
     A. The Company is a corporation duly organized and qualified to do business under the laws of the State of California and is engaged in the business of designing, manufacturing and distributing clothing both domestically and internationally.
     B. Contractor is engaged in the business of coordinating United States wholesale full price sales, and wishes to provide her services to Company.
     C. Company wishes to retain Contractor on an exclusive basis to provide her services to Company pursuant to the terms and conditions set forth in this Agreement.
     NOW THEREFORE, in consideration of the mutual covenants in this Agreement and for other good and valuable consideration, it is agreed as follows:
     1. Term and Termination. The term of the Agreement shall be five (5) years, commencing as of the Effective Date, provided that neither party terminates this Agreement earlier as allowed by this Section 1. Either party may terminate this Agreement for any reason at any time by giving the other party twelve (12) months prior written notice. Moreover, this Agreement shall terminate automatically on the day Contractor dies or becomes permanently incapable of performing her duties under this Agreement due to physical or mental illness or injury. Upon termination of this Agreement, Contractor shall immediately return to the Company any and all property owned by the Company.
     2. Duties. Contractor is engaged as a Coordinator of United States wholesale full price sales, on an exclusive basis, to provide her services to the Company.
          a. The Company shall not be required to make available to Contractor any facilities or equipment.
          b. Contractor may hire or contract with other people to fulfill the obligations under this Agreement, as Contractor deems necessary, or may be required by the Company. Contractor understands, however, that this Agreement is with Contractor alone, and that Contractor is solely responsible to see that its terms are met. Contractor is solely responsible, also, for payments to anyone else whom Contractor hires or with whom Contractor may contract.
     3. Compensation. As compensation for the services rendered by Contractor under this Agreement, Contractor shall be entitled to a commission based on Net Sales in the Territory as set forth on Exhibit A attached hereto. For purposes of this Agreement, “Net Sales” shall refer to the gross purchase price received by the Company from the sale of any product less interest or finance charges, discounts, warehousing allowances, insurance and transportation charges, taxes, rebates, cancellations and returns. For purposes of this Agreement, the “Territory” shall refer to full price sales made to retailers in the United States, with the exception of True Religion branded, company owned stores. All claims of Contractor for payment of her invoices by the Company are waived by Contractor if not made within sixty (60) days from the date of the expiration or termination of this Agreement for any reason. The Company shall pay commissions to Contractor within fifteen (15) calendar days after the end of each calendar month of invoicing. Subject to the foregoing, commissions on orders taken during the term of this Agreement shall be paid when shipped regardless of the expiration or termination date of this Agreement.
     4. Expenses. It is understood and acknowledged by the parties that Contractor, in connection with the services to be performed by Contractor for the Company, is obligated to expend monies for business expenses. It is expressly acknowledged and agreed that Contractor shall bear all such expenses, including without limitation all salespeople’s salaries and compensation related expenses, showroom expenses, travel and entertainment expenses, fifty percent (50%) of U.S. cooperative advertising expenses, and Contractor’s share of trade show participation expenses. Contractor shall not be entitled to any reimbursement or allowance for expenses from the Company. Moreover, as part of this Agreement, Contractor shall be required to establish two (2) dedicated Company showrooms, one in Los Angeles of at least 6,000 sq. ft., and one in Manhattan, New York of at least 6,000 sq. ft.. Any and all samples of Company product needed by the Contractor to perform her services hereunder shall be paid for solely and exclusively by the Contractor at regular wholesale United States line list prices.
     5. Staffing Requirements. Contractor will employ for the exclusive sale of True Religion products a minimum of eleven (11) salespeople to handle men’s, women’s, and kid’s sales, at least four (4) of which will exclusively handle men’s specialty store sales, at least four (4) of which will exclusively handle women’s specialty store sales, one (1) of which will exclusively handle key men’s accounts, one (1) of which will exclusively handle key women’s accounts and one (1) of which will handle kid’s sales. In addition, contractor will employ at least two (2) merchandise coordinators.
     6. Reporting Requirements. Contractor will provide at least bi-weekly salespeople’s activity reports and pulse reports in similar form and substance at to what is detailed in Exhibit B, Exhibit C, and Exhibit D.
     7. Confidential Information. Contractor acknowledges that many aspects of the business and affairs of the Company and its parent company, True Religion Apparel, Inc., a California corporation (“True Religion”), are confidential and that Contractor heretofore had or will have access to certain commercial and other confidential, private, or personal information relating to or concerning the Company and/or True Religion (“Confidential Information”). Contractor acknowledges that all Confidential Information is exclusively owned and controlled by the Company and/or True Religion.
          a. Contractor expressly agrees that she shall not, directly or indirectly, verbally or otherwise, either during or after the performance of services for the Company,

disclose, publish, reveal, disseminate, use or cause to be disclosed, published, revealed, or disseminated, without the prior express written consent of the Chief Financial Officer of the Company any Confidential Information whatsoever.
          b. Contractor acknowledges and agrees that any disclosure of Confidential Information will cause irreparable harm to the Company and that these damages are not susceptible to measure. In the event of a breach or threatened breach of this Agreement, Contractor and the Company hereby agree that any remedy at law for any breach or threatened breach of this Agreement will be inadequate and, accordingly, each party hereby stipulates that the Company is entitled to obtain injunctive relief for any such breaches or threatened breaches, without the need to prove actual damages or for the posting of a bond. The injunctive relief provided for in this paragraph is in addition to, and is not in limitation of, any and all other remedies at law or in equity otherwise available to the Company.
          c. Contractor understands that she will also be required to sign the Company’s standard Non-Disclosure Agreement. Contractor also understands that this Confidential Information provision is a material term of this Agreement and any breach of this provision shall be considered a material breach.
     8. Independent Contractor Status. Contractor is retained by the Company only for the purposes and to the extent set forth in this Agreement, and Contractor’s relationship to the Company shall be that of an independent contractor. Except as set forth herein, Contractor may use her entire time, energy and skill as she sees fit. Contractor shall not be considered under this Agreement as having employee status or as being entitled to participate in any plans, arrangements or distributions by the Company pertaining to or in connection with any pension, stock, bond or profit sharing plan or any other similar fringe benefit for the Company’s regular employees.
     9. Taxes. Contractor acknowledges that no federal or state withholding taxes, FICA, SDI, or other employee payroll taxes or deductions are made with respect to compensation paid to Contractor pursuant to this Agreement. Contractor is responsible for all such taxes, and agrees to report for federal and state income all such compensation, and to pay all taxes due thereon and to indemnify, defend and hold the Company harmless in the event that any claims made by any taxing authority, by reason of Contractor’s failure to properly pay any and all taxes which are due in relation to the services provided pursuant to this Agreement.

     10. Notice. All notices permitted or required by this Agreement shall be mailed, certified or registered U.S. Mail, return receipt requested, postage prepaid and addressed as follows:
To Contractor:
Ms. Jana Rangel
L’Atelier
110 East 9th Street
Suite A541
Los Angeles, CA 90079
Fax: (213) 683-0080

To the Company:
Guru Denim, Inc.
1525 Rio Vista Avenue
Los Angeles, CA 90023
Fax: (323) 266-3075
Attention: President
     11. General Terms and Conditions.
          a. Entire Agreement. This Agreement constitutes the entire agreement between Contractor and the Company, and supersedes all prior agreements, representations and understandings of the parties whether written or oral.
          b. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the Company and Contractor and their respective successors and permitted assigns. This Agreement shall not be assigned, nor shall any duties under this Agreement be delegated by Contractor without the prior written consent of the Company.
          c. Governing Law. This Agreement shall be governed by and interpreted under the internal laws of the State of California.
          d. Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions, and this Agreement shall be construed in all respects as if any invalid or unenforceable provision were omitted.
          e. Opportunity to Consult With Legal Counsel. Contractor has entered into this Agreement freely and voluntarily and has either consulted with independent legal counsel or has had the opportunity to do so prior to execution.
          f. Amendments; Waivers. This Agreement may be amended, modified or supplemented only by a writing executed by each of the parties. Either party may in writing waive any provision of this Agreement to the extent such provision is for the benefit of the waiving party. No waiver by either party of a breach of any provision of this Agreement shall be construed as a waiver of any subsequent or different breach, and no forbearance by a party to seek a remedy for noncompliance or breach by the other party shall be construed as a waiver of any right or remedy with respect to such noncompliance or breach.
          g. Attorneys’ Fees. The prevailing party in any suit or other proceeding brought to enforce, interpret or apply any provisions of this Agreement, shall be entitled to recover all costs and expenses of the proceeding and investigation, including all attorneys’ fees.
          h. Arbitration. Any dispute relating to the terms, interpretation or performance of this Agreement (other than claims for preliminary injunctive relief or other pre-

judgment remedies) will be resolved at the request of either party through binding arbitration. Arbitration will be conducted in Los Angeles County, California, under the rules and procedures of the American Arbitration Association (“AAA”). The parties will request that AAA appoint a single arbitrator. In the event any provision of this Agreement is held by a tribunal of competent jurisdiction to be contrary to the law, the remaining provision of this Agreement will remain in full force and effect. The waiver of any breach or default of this Agreement will not constitute a waiver of any subsequent breach or default, and will not act to amend or negate the rights of the waiving party.
          i. Right of Set-Off. All payments hereunder are subject to the Company’s rights to set-of against such payments as a result of any monetary obligations or amounts due to the Company by Contractor or as a result of Contractor’s breach of any obligation to the Company contained herein.
          j. Indemnification. Contractor shall indemnify and hold the Company harmless from any and all claims of third parties resulting (i) solely from acts or omissions of Contractor which were not authorized by the Company and beyond the scope of Contractor’s authority under this Agreement, and (ii) from Contractor’s performance of the terms of this Agreement. Company shall indemnify and hold Contractor harmless from any and all products liability claims of third parties.
          k. License and Permits. Contractor represents and warrants she has all business licenses and permits necessary to perform the services for the Company described herein.
          l. Construction. The language of this Agreement shall be construed as a whole, according to its fair meaning, not strictly for or against Contractor or the Company, and with no regard whatsoever to the identity or status or any person or persons who drafted all or any portion of this Agreement.
          m. Counterparts. This Agreement may be executed by the Company and by Contractor in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument.
IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date.

“Contractor”	“Company”

GURU DENIM, INC.

/s/ Jana Rangel	By:	/s/ Michael Buckley

Jana Rangel

Michael Buckley, President

[Print Name and Title]

EXHIBIT A
COMMISSION BASED ON SALES
IN THE TERRITORY
     As set forth in the Independent Contractor Agreement (the “Agreement”), to which this Exhibit is attached, the “Territory” referenced in this Exhibit A shall refer to full price wholesale sales made in the United States, with the exclusion of True Religion branded company owned stores. The commission to be paid by Guru Denim, Inc. (the “Company”) pursuant to the Agreement and this Exhibit A shall apply only to sales made by True Religion Apparel, Inc. and the Company. Notwithstanding any other provisions of the Agreement, Contractor shall not be eligible for any commission whatsoever regarding sales made by any of True Religion Apparel, Inc.’s or the Company’s licensees. The commission referred to in the Agreement and this Exhibit A is based off of the Net Sales value of the product sold to each United States full price retailer.
     The commission rate to be applied to the above-referenced sales shall be as follows:
•	Contractor shall be paid 4% of Net Sales, as defined below, sold directly to department stores and any other accounts that receive a discount, including any accounts for which the Company pay freight costs.

•	Contractor shall be paid 8% of the Net Sales, as defined below, to all specialty stores that pay full price and do not receive any type of discount or free freight.
     For purposes of this Exhibit A, “Net Sales” shall refer to the gross purchase price received by the Company from the sale of any product, discounts, warehousing allowances, insurance and transportation charges, taxes, rebates, cancellations and returns.
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EXHIBIT B
TRUE RELIGION
Spring 2007
ACCOUNT
EXECUTIVE:

ACCOUNT	FALL 06	HOLIDAY 06	SP 07 PROJ.	SP 07ACTUAL	CIMS	APPT	COMMENTS

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EXHIBIT C
TRUE RELIGION
Spring 2007 Projections

SALES REP	FALL 06	HOLIDAY 06	SP 07 PROJ.	SP 07ACTUAL	CIMS

EXHIBIT D
“TRUE RELIGION PULSE REPORT”
An overview of your area of responsibility

To	: Mike Buckley
From	:
Date	:
General comments on trade in your area
What is selling?
What are our competitors selling? / Noticeable trends?
“THE PULSE”
     True Religion Customers weekly sales.
Customer 1:

Week ending date	Units	Value

General comments from the retailer

Assessment of True Religion performance
Good {     }          Fair {     }          Poor {     }
Factors affecting assessment
“THE PULSE”
QUESTIONS YOU REQUIRE ANSWERING
Sales Management:
Credit Control:
Customer Services:
Design/Production:
General:

Signed:	Date: